UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate boxes

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to §240.14a-12

VICTORIA’S SECRET & CO.
(Name of Registrant as Specified In Its Charter)

BBRC International PTE Limited

The BB Family International Trust

BBFIT Investments PTE Limited

Brett Blundy

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

BBRC International PTE Limited, a Singapore private limited company (“BBRC”), together with the other participants named below (collectively the “Participants”), issued the following press release (the “Press Release”) including a letter to the Board of Directors (the “Letter,” and, together with the Press Release, the “Materials”) related to Victoria’s Secret & Co., a Delaware corporation (the “Company”). BBRC or its fellow Participants may disseminate the Materials or portions thereof from time to time.

BBRC Releases Letter to Victoria’s Secret’s Board of Directors

NEW YORK--(BUSINESS WIRE)--BBRC International PTE Limited (together with its affiliates, “BBRC” or “we”), which owns approximately 12.9% of the outstanding shares of Victoria’s Secret & Co. (NYSE: VSCO) (“VS” or the “Company”), today released the below letter to the Company’s Board of Directors (the “Board”). The decision to publicly release the letter follows months of attempts by BBRC to engage in good faith with the Board regarding changes that are needed to improve the Board’s composition and governance.

***

Victoria’s Secret & Co.

Attention: Board of Directors

4 Limited Parkway

Reynoldsburg, Ohio 43068

November 4, 2025

Members of the Board,

As you know, BBRC International PTE Limited (together with its affiliates, “BBRC” or “we”) is the second-largest stockholder of Victoria’s Secret & Co. (“VS” or the “Company”). Having been an investor in the Company since 2022, our current ownership is approximately 12.9% of the outstanding shares. You also know that BBRC is not a short-term “activist” – but rather a long-term investor that believes the Company has assets and resources that have tremendous intrinsic value that has not been fully realized. We believe the most direct route to maximize value is to add stockholder perspectives to the boardroom and improve corporate governance. On numerous occasions over the last two years, we have attempted to approach the Board of Directors (the “Board”) about these critical issues and related solutions.

With the goal of minimizing disruption and attempting to reach a collaborative resolution, we have initiated several calls, meetings and email exchanges with the Board this year to communicate our views and solve the long-term problems with the Company’s direction. We have suggested specific improvements to the composition of the Board as a path to ensuring more efficient decision-making and stronger oversight of management.

We expect a board of directors to follow standard best practices by having a collaborative dialogue with a large, long-term stockholder regarding board representation. Unfortunately, the Board, through its counsel at Kirkland & Ellis, took an adversarial stance that precluded meaningful dialogue and has continued with that approach despite our request for constructive engagement on Board representation – which leaves us with little option but to update the market on our discussions. The Board’s defensive posture only serves to validate our concern that objective oversight and a stockholder’s perspective are needed in the boardroom.

It is important to note that we are seeking common-sense governance changes: the removal of an extremely long-tenured Board Chair who has presided over numerous issues and the appointment of a stockholder representative to restore confidence in the Board.

●	We Believe a New, Independent Chair Would Drive Value for Employees, Customers and Stockholders: Current Board Chair Donna James has served in an oversight role of VS for over 22 years. This includes her 18 years as a member of the board of directors of L Brands, Inc., the parent company of VS, where she also chaired the Audit Committee for 15 years. Following the spin-off of VS, she has been Board Chair for four years and continues to serve on the Audit Committee. By any measure, she is an “over-tenured” director with a “stale perspective” that lacks objectivity regarding the Company’s operations. We believe VS will benefit from the appointment of a new, independent Board Chair who brings a fresh viewpoint, a commitment to long-term value creation and an ability to lead the Company’s next chapter of growth.

●	We Believe a Strengthened Board Will Have the Skillsets to Effectively Oversee the Company: The Board’s historical oversight of capital allocation, M&A activity and cybersecurity – particularly the lapse this spring – raises concerns about whether the current directors possess adequate experience and skills to effectively manage risk and anticipate vulnerabilities. According to the Company’s 2025 proxy statement, the Nominating and Governance Committee has failed to recruit directors with “expertise” in technology, cybersecurity, artificial intelligence or privacy.[1] We are confident a refreshed Board will be able to provide the necessary oversight and guidance.

●	We Believe Adding a Stockholder to the Board Will Improve Investors’ Confidence that the Board’s Interests are Aligned and Introduce an Absent Perspective: Ms. James and the rest of the Board own a de minimis amount of stock, leading to a lack of alignment with independent stockholders. Based on a review of public disclosures, it appears that only 1,000 shares of the Board’s current total ownership were purchased while serving as a director – the rest were granted or purchased before joining the Board.[2] This misalignment with stockholders has been evident in the Board’s defensive stance, including its mischaracterization of BBRC’s intentions and adoption of a restrictive poison pill. As an owner of nearly 13% of the business, BBRC’s interests are directly aligned with creating value for stockholders – as well as preventing value destruction. We believe my appointment to the Board, as the Company’s second-largest stockholder and a distinguished global retail executive with an exemplary record of founding, building and creating value for investors in specialty retail companies, would fill key gaps and boost market confidence.

Despite numerous meetings, emails and significant time invested in dialogue, we have not received an answer to a straightforward question: would the Board welcome me as a director? The Board’s inability to provide a clear response after several months of engagement is another indication of its operational ineffectiveness.

We are confident that any objective review of our investment track record and governance approach would demonstrate our credentials and intolerance for poor corporate behavior. Absent the Board reevaluating its posture and demonstrating a genuine willingness to engage in good faith, BBRC intends to replace directors at next year’s annual meeting of stockholders – if not sooner. To be clear, we are not advocating for changes to operational matters which we do not have visibility into. We are solely focused on driving improvements to the Board and ensuring the Company’s governance principles are followed, which we believe will provide management with the support and guidance needed to drive success for years to come.

Sincerely,

Brett Blundy

info@bbrcworld.com

***

[1]	Director Skills and Qualifications section of the Company’s proxy statement filed on April 28, 2025. The Company indicates whether each director possesses “familiarity,” “deep knowledge” or “expertise” with certain topics relevant to serving on its Board.
[2]	Company’s Form 3 and Form 4 filings.

White & Case LLP is serving as legal counsel, Saratoga Proxy Consulting LLC is serving as proxy solicitor and Longacre Square Partners LLC is serving as strategic advisor to BBRC.

Cautionary Statement Regarding Forward-Looking Statements

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if the underlying assumptions of any of the BBRC Parties (as defined below) prove to be incorrect, the actual results may vary from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by any of the BBRC Parties that the future plans, estimates or expectations contemplated will ever be achieved.

Certain Information Concerning the Participants

BBRC and the other Participants (as defined below) expect to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of director nominees to the board of directors (“Board”) of Victoria’s Secret & Co. (“VSCO” or the “Company”) at a special meeting of stockholders or at the Company’s 2026 annual meeting of stockholders. Promptly after filing its definitive proxy statement with the SEC, BBRC expects to mail the Participants’ definitive proxy statement and accompanying proxy card to each stockholder entitled to vote at such meeting.

The participants in the proxy solicitation are BBRC, The BB Family International Trust (“BB Family Trust”), BBFIT Investments PTE Limited (“BBFIT”) and Brett Blundy (all of the foregoing persons, together, the “BBRC Parties”), along with any nominees of BBRC (the BBRC Parties and such nominees, collectively, the “Participants”).

As of the date hereof, the BBRC Parties in the aggregate directly own 10,310,631 shares of common stock of VSCO, par value $0.01 per share (the “Common Stock”) as further detailed below. As of the date hereof, (i) BBRC as the trustee of the BB Family Trust, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust, (ii) the BB Family Trust beneficially owns 100 shares of Common Stock held in record name and, as the sole shareholder of BBFIT, may be deemed to beneficially own the 10,310,531 shares of Common Stock owned by BBFIT, (iii) BBFIT beneficially owns 10,310,531 shares of Common Stock, and (iv) Mr. Blundy, as a director and sole shareholder of BBRC, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust.

IMPORTANT INFORMATION AND WHERE TO FIND IT

THE BBRC PARTIES STRONGLY ADVISE ALL STOCKHOLDERS OF VSCO TO READ BOTH THE PARTICIPANTS’ PROXY STATEMENT AND VSCO’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THEIR PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, SARATOGA PROXY CONSULTING LLC (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (888) 368-0379).

Contact

For Investors:

BBRC International PTE Limited

Ryan Benner

info@bbrcworld.com

For Media:

Longacre Square Partners LLC

Greg Marose / Whit Clay

BBRC@longacresquare.com

3